EXHIBIT 21

         The following is a list of the Registrant's subsidiaries:


                  Name:                             Ownership %

         Star brite Distributing, Inc.                100
         Star brite Distributing Canada, Inc.         100
         D & S Advertising Services, Inc.             100
         Star brite Staput, Inc.                      100
         Star brite Service Centers, Inc.             100
         Star brite Automotive, Inc.                  100
         Kinpak Inc.                                  100




























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